 Exhibit (e)(1)

INDIVIDUAL VARIABLE ANNUITY APPLICATION CONTRACT # Select Product: X Protective Dimensions V Variable Annuity	PROTECTIVE LIFE INSURANCE COMPANY Send Applications to: Overnight: 2801 Highway 280 South, Birmingham, Alabama 35223 U.S. Mail: P. O. Box 10648, Birmingham, Alabama 35202-0648 (800) 456-6330
Owner 1 (If mailing address is a P.O. Box, please provide a physical address in the 'Remarks' area.)
Name:	__ Male __ Female
Address:	Birthdate:
City: State: Zip:	SSN/Tax ID:
Email Address:	Phone:
Owner 2 (If applicable.)
Name:	__ Male __ Female
Address:	Birthdate:
City: State: Zip:	SSN/Tax ID:
Email Address:	Phone:
Annuitant ___Same as Owner 1 ___Same as Owner 2 (If not Owner 1 or 2, complete this section.)
Name:	__ Male __ Female
Address:	Birthdate:
City: State: Zip:	SSN/Tax ID:
Email Address:	Phone:
Beneficiary, if there is no surviving Owner
Use Administrative Form LAD-1225 to name or change a beneficiary any time before the death of an owner.
Initial Purchase Payment: $ (minimum: $10,000)
Funding Source: __ Cash __ Non-Qualified 1035 Exchange __ Direct Transfer __Direct Rollover	__CD/Non-Insurance Exchange __ Indirect Rollover
Plan Type: __ Non-Qualified __ IRA __ Roth IRA __Other: Complete if an IRA and includes new contributions: $ (Amount) ____________ (Tax Year) $ (Amount) ____________ (Tax Year)
Replacement:
Do you currently have an annuity contract or life insurance policy?                                                 __ Yes         __No
Will this annuity change or replace an existing annuity contract or life insurance policy?                __ Yes         __No
     (If yes, please provide the company name and contract or policy number below.)
Company 1                                                                                                                                Contract or Policy #
Company 2                                                                                                                                Contract or Policy #
Company 3                                                                                                                                Contract or Policy #

An annuity contract is not a deposit or obligation of, nor guaranteed by any bank or financial institution. It is not insured by the Federal Deposit Insurance Corporation or any other government agency, and is subject to investment risk, including the possible loss of principal.
CONTRACT BENEFITS ARE VARIABLE, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.
ICC17-VDA-P-1007

Dimensions V 2/23

ALLOCATE PURCHASE PAYMENTS – Allocation instructions remain in effect until you change them. Use whole percentages. ‘Purchase Payment’ and ‘DCA Allocation’ percentage totals must equal 100% each. If using a Pre-Selected Allocation Option, allocate to the Guaranteed Account and one Pre-Selected Allocation Option, only.

If you are purchasing SecurePay Income your contract allocation is restricted as follows:
Before the Benefit Election Date, your entire contract allocation must be either:
100% to one subaccount or combination of Sub-Accounts in Category 1
100% to one of the four “Protective Life Pre-Selected Allocation Options” Balanced Growth & Income – Domestic Focus Balanced Growth & Income – Global Focus Balanced toward Growth Growth Focus
  Create a portfolio, using:
    not less than 10% allocation among Category 1 (Conservative) Sub-Accounts not more than 90% allocation among Category 2 (Moderate) Sub-Accounts not more than 40% allocation among Category 3 (Aggressive) Sub-Accounts
    Category 4 Sub-Accounts may not be used in this portfolio

On and after the Benefit Election Date, your entire contract allocation must be:
100% to one of the two “Protective Life Pre-Selected Allocation Options” Balanced Growth & Income – Domestic Focus Balanced Growth & Income – Global Focus
Dollar Cost Averaging from a DCA Account into one of these allocations is permitted.
Protective Life Guaranteed Account
Purchase Payment		Investment Option
%	G	uaranteed Account – not available if you purchase a protected lifetime income benefit
%	DC	A Account 1 – Make DCA transfers on the day (1st – 28th) of the month for months (3 – 6 months).
%	DC	A Account 2 – Make DCA transfers on the day (1st – 28th) of the month for months (7 – 12 months).
Sub-Accounts of the Protective Variable Annuity Separate Account
Category 1 – Conservative
Purchase Payment	DCA Allocation	Investment Option
%	%	American Funds® IS Capital World Bond Class 2
%	%	American Funds® IS The Bond Fund of America Class 2
%	%	American Funds® IS U.S. Government Securities Class 2
%	%	Columbia Variable Portfolio – Limited Duration Credit Fund Class 2
%	%	Fidelity® Variable Insurance Products Bond Index Portfolio Service Class 2
%	%	Fidelity® Variable Insurance Products Investment Grade Bond Portfolio Service Class 2
%	%	Goldman Sachs Variable Insurance Trust Core Fixed Income Fund Service Shares
%	%	Invesco V.I. Government Securities Fund Series II
%	%	Invesco V.I. U.S. Government Money Portfolio Series I
%	%	Lord Abbett Series Fund Short Duration Income Portfolio VC Shares
%	%	PIMCO Variable Insurance Trust Low Duration Portfolio Advisor Class
%	%	PIMCO Variable Insurance Trust Real Return Portfolio Advisor Class
%	%	PIMCO Variable Insurance Trust Short-Term Portfolio Advisor Class
%	%	PIMCO Variable Insurance Trust Total Return Portfolio Advisor Class
Category 2 – Moderate
Purchase Payment	DCA Allocation	Investment Option
%	%	American Funds® IS American High-Income Fund Class 2
%	%	American Funds® IS Asset Allocation Fund Class 2
%	%	American Funds® IS Capital Income Builder Class 2
%	%	BlackRock 60/40 Target Allocation ETF V.I. Fund Class III
%	%	BlackRock Global Allocation V.I. Fund Class III
%	%	Columbia Variable Portfolio – Balanced Fund Class 2
%	%	Columbia Variable Portfolio – Emerging Markets Bond Fund Class 2
%	%	Columbia Variable Portfolio – Strategic Income Fund Class 2

Category 2 – Moderate (continued)
Purchase Payment	DCA Allocation	Investment Option
%	%	Fidelity® Variable Insurance Products Asset Manager Portfolio Service Class 2
%	%	Fidelity® Variable Insurance Products Asset Manager Growth Portfolio Service Class 2
%	%	Fidelity® Variable Insurance Products Balanced Portfolio Service Class 2
%	%	Fidelity® Variable Insurance Products FundsManager 60% Portfolio Service Class 2
%	%	Franklin Income VIP Fund Class 2
%	%	Invesco V.I. Conservative Balanced Fund Series II
%	%	Lord Abbett Series Fund Bond-Debenture Portfolio VC Shares
%	%	T. Rowe Price Moderate Allocation Portfolio Class I
Category 3 – Aggressive
Purchase Payment	DCA Allocation	Investment Option
%	%	AB Variable Products Series Growth and Income Portfolio Class B
%	%	AB Variable Products Series Large Cap Growth Portfolio Class B
%	%	American Funds® IS Capital World Growth & Income Fund Class 2
%	%	American Funds® IS Global Growth Fund Class 2
%	%	American Funds® IS Global Small Cap Fund Class 2
%	%	American Funds® IS Growth Fund Class 2
%	%	American Funds® IS Growth-Income Fund Class 2
%	%	American Funds® IS International Fund Class 2
%	%	American Funds® IS International Growth and Income Fund Class 2
%	%	American Funds® IS Washington Mutual Investors Fund Class 2
%	%	BlackRock International V.I. Fund Class I
%	%	Fidelity® Variable Insurance Products Contrafund Portfolio Service Class 2
%	%	Fidelity® Variable Insurance Products FundsManager 85% Portfolio Service Class 2
%	%	Fidelity® Variable Insurance Products Health Care Portfolio Service Class 2
%	%	Fidelity® Variable Insurance Products Index 500 Portfolio Service Class 2
%	%	Fidelity® Variable Insurance Products International Index Portfolio Service Class 2
%	%	Fidelity® Variable Insurance Products Total Market Index Portfolio Service Class 2
%	%	Franklin Rising Dividends VIP Fund Class 2
%	%	Goldman Sachs Variable Insurance Trust Mid Cap Growth Fund Service Shares
%	%	Goldman Sachs Variable Insurance Strategic Growth Fund Service Shares
%	%	Invesco V.I. Equity and Income Fund Series II
%	%	Lord Abbett Series Fund Dividend Growth Portfolio VC Shares
%	%	T. Rowe Price Blue Chip Growth Portfolio Class II
Category 4 – Not available if you purchase SecurePay Income
Purchase Payment	DCA Allocation	Investment Option
%	%	AB Variable Products Series Small Cap Growth Portfolio Class B
%	%	AB Variable Products Series Small/Mid Cap Value Portfolio Class B
%	%	American Funds® IS New World Fund Class 2
%	%	ClearBridge Variable Mid Cap Portfolio Class II
%	%	ClearBridge Variable Small Cap Growth Portfolio Class II
%	%	Columbia Variable Portfolio – Select Mid Cap Value Fund Class 2
%	%	Fidelity® Variable Insurance Products Energy Portfolio Service Class 2
%	%	Fidelity® Variable Insurance Products Extended Market Index Portfolio Service Class 2
%	%	Fidelity® Variable Insurance Products Mid Cap Portfolio Service Class 2
%	%	Fidelity® Variable Insurance Products Technology Portfolio Initial Class
%	%	Fidelity® Variable Insurance Products Utilities Portfolio Initial Class
%	%	Fidelity® Variable Insurance Products Value Strategies Portfolio Service Class 2
%	%	Franklin DynaTech VIP Fund Class 2
%	%	Franklin Small Cap Value VIP Fund Class 2
%	%	Franklin Small-Mid Cap Growth VIP Fund Class 2
%	%	Invesco V.I. Comstock Fund Series II
%	%	Invesco V.I. Discovery Mid Cap Growth Fund Series II
%	%	Invesco V.I. Global Fund Series II
%	%	Invesco VI.I Global Real Estate Fund Series II
%	%	Invesco V.I. Growth and Income Fund Series II
%	%	Invesco V.I. Main Street Small Cap Fund Series II
%	%	Invesco V.I. Small Cap Equity Fund Series II
%	%	Lord Abbett Series Fund Growth Opportunities Portfolio VC Shares
%	%	T. Rowe Price All-Cap Opportunities Portfolio Class I
%	%	T. Rowe Price Health Sciences Portfolio Class II
%	%	Templeton Developing Markets VIP Fund Class 2

Protective Life Pre-Selected Allocation Options
Purchase Payment	DCA Allocation
%	%	Balanced Growth & Income - Domestic Focus
%	%	Balanced Growth & Income - Global Focus
%	%	Balanced toward Growth
%	%	Growth Focus
%	%	All-Equity Focus
Transfer Authorization
I authorize the Company to honor my telephone and/or digital instructions for transfers among the investment options.
I authorize the Company to honor my agent’s instructions for transfers among the investment options.

OPTIONAL BENEFITS AND FEATURES Select the options to be included in your contract, and complete any additional required forms.
Optional Management Tools Available Without Charges or Fees
____	Automatic Purchase Plan – Complete form LAD-1128. Not available if Partial Automatic Withdrawals are selected.
____	Partial Automatic Withdrawals – Complete forms LAD-1147 and LAD-1133. Not available if Automatic Purchase Plan is selected.
____	Portfolio Rebalancing – Required, if SecurePay Income is selected. Rebalance to my current Variable Account allocation quarterly semi-annually annually on the day (1st – 28th) of the month.
Optional Benefits Offered with a Separate, Additional Charge or Fee Enhanced Death Benefits – Do not select more than one enhanced death benefit.
____	Return of Purchase Payments Death Benefit
____	Maximum Anniversary Value Death Benefit - Not available if any Owner or Annuitant is age 78 or older.
____	Maximum Quarterly Value Death Benefit - Not available if any Owner or Annuitant is age 78 or older.
Protected Lifetime Income Benefit
____	SecurePay Income - Not available if any Owner or Annuitant is younger than age 55 or older than age 80.

INDIVIDUAL VARIABLE ANNUITY APPLICATION
PROTECTIVE LIFE INSURANCE COMPANY
CONTRACT #

SUITABILITY
Did you receive an Annuity Buyers Guide and a current prospectus for this annuity?	Yes No
Do you believe the annuity meets your financial needs and objectives?	Yes No

APPLICANT SIGNATURES
I understand this application will be part of the annuity contract. I have read the completed application and confirm that the information it contains is true and correct to the best of my knowledge and belief. However, these statements are representations and not warranties. If this application includes two Owners, the company may accept instructions from either Owner on behalf of both Owners.

Variable annuities involve risk, including the possible loss of principal. The Contract Value, annuity payments and termination values, when based upon the investment experience of the separate account, are variable and are not guaranteed as to any fixed dollar amount.

ANY PERSON WHO KNOWINGLY PRESENTS A FALSE STATEMENT IN AN APPLICATION FOR INSURANCE MAY BE GUILTY OF A CRIMINAL OFFENSE AND SUBJECT TO PENALTIES UNDER STATE LAW.

Application signed at: on
(City and State)	(Date)

Owner’s Signature	Joint Owner’s Signature (if applicable)	Annuitant’s Signature (if not an Owner)

Federal law requires the following notice: We may request or obtain additional information to establish or verify your identity.

Remarks:

PRODUCER REPORT - This section must be completed and signed by the agent for the Contract to be issued.
To the best of your knowledge and belief…
Does the applicant have any existing annuity contract or life insurance policy?	Yes No
Does this annuity change or replace any existing annuity contract or life insurance policy?	Yes No
Type of unexpired government issued photo I.D. used to verify applicant’s identity: #

I have determined this annuity is suitable based on information I obtained from the applicant after reasonable inquiry into their financial and tax status, investment objectives, and other relevant information.

I certify that I have truly and accurately recorded on this application the information provided to me by the applicant.

Agent Signature:	Print Agent Name:
Agent #	Brokerage:
State Agent License #	Phone #

ICC17-VDA-P-1007

Dimensions V 2/23